EXHIBIT 99.01
                                                                   -------------
DSL.net (LOGO)


                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                            Email: info@dsl.net Web: www.dsl.net


DSL.NET REPORTS FIRST-QUARTER 2004 RESULTS:
FIRST QUARTER REVENUE INCREASES 6%,
GROSS MARGIN INCREASES 20%, AND
ADJUSTED EBITDA IMPROVES 19% FROM YEAR EARLIER

NEW HAVEN, Conn. - (BUSINESS WIRE), May 12, 2004 - DSL.net, Inc. (NASDAQ: DSLN), a leading nationwide provider of broadband communications services to businesses, today reported first-quarter 2004 financial results.

Revenue for the first quarter of 2004 was $17.8 million, representing a 6% increase from the first quarter of 2003 revenue of $16.8 million.

The Company generated record gross margin (defined as revenue less network expense) of $5.6 million for the first quarter of 2004, representing a 20% improvement over gross margin of $4.7 million for the first quarter of 2003.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation ("Adjusted EBITDA") for the first quarter of 2004 was negative $2.8 million, a 19% improvement compared to negative $3.5 million in the first quarter of 2003.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the first quarter of 2004 was negative $3.0 million, a 22% improvement over first quarter of 2003 free cash flow of negative $3.9 million.

"DSL.net again generated record gross margin in the first quarter of 2004 and is now realizing substantially all of the cash-flow benefits that we believed we would achieve from the integration of two strategic acquisitions that DSL.net made during 2003," said Kirby G. "Buddy" Pickle, chief executive officer of DSL.net. "In addition, cost-cutting measures initiated during the first quarter put DSL.net well within striking distance of reaching Adjusted EBITDA positive. These cash-flow benefits will become more apparent in our second-quarter 2004 financial results."

Net loss for the first quarter of 2004 was $7.1 million, representing a 24% improvement over net loss of $9.2 million for the first quarter of 2003.

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On a per share basis, the Company reported a net loss applicable to common stockholders of $0.08 per share for the first quarter of 2004, a 60% improvement compared to a net loss of $0.20 per share for the same period a year earlier.

At the end of the first quarter of 2004, the Company had $10.3 million in cash and total assets of $52.3 million.

"We are pleased with our continued improvements in gross margin and cash flow, which enhance the Company's financial flexibility and access to the capital markets," said Robert J. DeSantis, chief financial officer of DSL.net. "We are actively pursuing multiple avenues of financing in order to fund strategic acquisitions to further our growth objectives."

DSL.net will host a conference call to discuss results for the quarter, as well as future plans and expectations, today at 11 a.m., Eastern Time. Interested parties may listen to the live audio webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 800-289-0507, confirmation code 485571. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, through the end of May, by dialing 888-203-1112 and entering code 485571. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net's results of operations or financial position; (iv) risks associated with the possible removal of DSL.net's common stock from the Nasdaq SmallCap Market, which removal could adversely impact the pricing and trading of DSL.net's common stock; (v) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business; (vi) risks associated with acquisitions, including difficulties in identifying and completing acquisitions, integrating acquired businesses or assets and realizing the revenue, earnings or synergies anticipated from any acquisitions; (vii) competition; (viii) the marketplace's receptiveness to DSL.net's offering of integrated voice and data services; and (ix) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:

            Media:                                    Investors:
            Joe Tomkowicz                             Bob DeSantis
            203-782-3885                              203-782-3267
            jtomkowicz@dsl.net                        investors@dsl.net


(Financial Tables Follow)

                                  DSL.NET, INC.
                            STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (unaudited)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                2004                    2003
                                                                           -------------           -------------
Revenue                                                                    $      17,820           $      16,765
                                                                           -------------           -------------
Operating expenses:
       Network  (excluding $0 and $7
          of stock compensation, respectively)                                    12,199                  12,079
       Operations (excluding $0 and $9
          of stock compensation, respectively)                                     3,189                   2,915
       General and administrative (excluding $0 and $52
          of stock compensation, respectively)                                     2,927                   3,056
       Sales and marketing (excluding $0 and $210
          of stock compensation, respectively)                                     2,343                   2,233
       Stock compensation                                                           --                       278
       Depreciation and amortization                                               3,318                   4,837
                                                                           -------------           -------------
           Total operating expenses                                               23,976                  25,398
                                                                           -------------           -------------

Operating loss                                                                    (6,156)                 (8,633)
Interest (expense) income, net                                                      (981)                   (564)
Other income (expense), net                                                           74                     (46)
                                                                           -------------           -------------
       Net loss                                                            $      (7,063)          $      (9,243)
                                                                           =============           =============

Net loss applicable to common stockholders:
       Net loss                                                            $      (7,063)          $      (9,243)
       Dividends on preferred stock                                        $        (490)                 (1,050)
       Accretion of preferred stock, net of issuance costs                        (3,452)                 (3,010)
                                                                           -------------           -------------
       Loss applicable to common stockholders                              $     (11,005)          $     (13,303)
                                                                           =============           =============

Net loss per common share - basic and diluted                              $       (0.08)          $       (0.20)
                                                                           =============           =============

Shares used in computing net loss per share                                  136,459,553              64,931,588
                                                                           =============           =============

Other data:
  Reconciliation of net loss to adjusted EBITDA & free cash flow:
       Net loss                                                            $      (7,063)          $      (9,243)
       Add back:

            Interest and other income (expense), net                                 907                     610
            Depreciation and amortization                                          3,318                   4,837

            Stock compensation                                                      --                       278
                                                                           -------------           -------------
       Adjusted EBITDA                                                            (2,838)                 (3,518)
            Less Capital Expenditures                                               (207)                   (378)
                                                                           -------------           -------------
       Free cash flow                                                      $      (3,045)          $      (3,896)
                                                                           =============           =============

                                  DSL.NET, INC.
                             CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (unaudited)

                                                                              MARCH 31,             DECEMBER 31,
                                                                                2004                    2003
                                                                           -------------           -------------
Cash and cash equivalents                                                  $      10,270           $      13,779
Accounts receivable, net of allowances                                             7,376                   8,054
Other current assets (a)                                                           2,918                   2,210
                                                                           -------------           -------------
       Total current assets                                                       20,564                  24,043
Net property and equipment                                                        21,492                  24,357
Other assets                                                                      10,275                  10,661
                                                                           -------------           -------------
Total assets                                                                      52,331                  59,061
                                                                           =============           =============

Current liabilities                                                               17,654                  18,318
Long-term obligations - less current portion                                       6,409                   5,424
Mandatorily redeemable convertible preferred stock                                12,180                  17,019
Stockholders' equity                                                              16,088                  18,300
                                                                           -------------           -------------
                                                                           $      52,331           $      59,061
                                                                           =============           =============

(a) Includes restricted cash of approximately $6 and $5 at March 31, 2004, and December 31, 2003, respectively.